DISTRIBUTION AGREEMENT

                                October 25, 2001


Roulston Research Corp.
3636 Euclid Avenue, Suite 3000
Cleveland, Ohio  44103

Ladies and Gentlemen:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Roulston Funds, an Ohio business trust (the "Trust"), has agreed that Roulston Research Corp., an Ohio corporation ("Distributor"), shall be, for the period of this Distribution Agreement (the "Agreement"), the principal underwriter and distributor of the shares of beneficial interest of each currently constituted investment portfolio and any additional investment portfolios of the Trust, as each is or will be identified on Schedule A hereto (such current investment portfolios and any additional investment portfolios together called the "Funds"). Such shares of beneficial interest are hereinafter called "Shares."

         1.       Services as Distributor.
                  -----------------------

         1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "1933 Act").

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and, in the future, may be the distributor of the shares of other investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Funds of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

         Except as provided in Section 2 herein, Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

         1.3 All activities by Distributor and its shareholders, directors, agents, and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended ("1940 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), by the Securities and Exchange Commission (the "Commission") or any securities association registered under the 1934 Act.

         1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust and the Funds.

         1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

         1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

         1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and
(e) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.10 The Trust represents to Distributor that all registration statements and prospectuses filed by the Trust with the Commission under the 1933 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act and rules and regulations of the Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and any prospectus and statement of additional information relating to the Funds filed with the Commission and any amendments and supplements thereto which at any time shall have been filed with the Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form most recently furnished in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its directors, shareholders and employees, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its shareholders, directors and employees, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its shareholders, directors or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this agreement. The Trust's agreement to indemnify Distributor, its shareholders, directors and employees, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its shareholders, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Cleveland, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its shareholders, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its shareholders, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several shareholders, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

         1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor's being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Cleveland, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

         1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10(a) of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Declaration of Trust, or By-Laws.

         1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor:

     (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     1.16 This Agreement shall be governed by the laws of the State of Ohio.

         2.       Fee.
                  ---

         Distributor shall receive from the Funds identified on Schedule B hereto a distribution fee at the rate and upon the terms and conditions set forth in the Distribution and Shareholder Service Plan attached as Schedule C hereto, and as amended from time to time. The distribution fee described above shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as Distributor shall reasonably request.

         3.       Sale and Payment.
                  ----------------

                  (a) Distributor shall, as agent for the Trust, sell Shares of the Funds to the public and to dealers against orders therefor at their net asset value.

                  (b) Prior to the time of delivery of any Shares by a Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Fund or to its order an amount in federal funds equal to the applicable net asset value of such Shares.

     4.   Term and  Matters  Relating  to the Trust as an Ohio  Business  Trust.
          ----------------------------------------------------------------

         This Agreement shall become effective on October 25, 2001, and, unless sooner terminated as provided herein, shall continue until December 31, 2002, and thereafter shall continue automatically for successive annual periods ending on December 31 of each year with respect to each of the Funds, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by "vote of a majority of the outstanding voting securities" (as defined below) of the Trust, provided, however, that in either event the continuance is also approved by the majority of the Trust's Trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on not less than sixty days' notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or by Distributor. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         Roulston Funds is a business trust organized under Chapter 1746, Ohio Revised Code, and under a Declaration of Trust to which reference is hereby made and a copy of which is on file at the office of the Secretary of the State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Roulston Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                         Yours very truly,

                          ROULSTON FUNDS


                       By   /s/
                      -------------------------------------------
                          Scott D. Roulston, President



Accepted:

ROULSTON RESEARCH CORP.


By     Charles Kiraly           Secretary
    -------------------------------------------------
     (name)                                 (title)

                                       A-1
                                                         Dated: October 25, 2001


                                   Schedule A
                                     to the
                             Distribution Agreement
                           between Roulston Funds and
                             Roulston Research Corp.
                             dated October 25, 2001





Name of Fund                                                Date

Roulston Growth Fund                                       October 25, 2001

Roulston Growth and Income Fund                            October 25, 2001

Roulston Government Securities Fund                        October 25, 2001

Roulston Emerging Growth Fund                              October 25, 2001

Roulston International Equity Fund                         October 25, 2001



         ROULSTON FUNDS


      By   /s/
    -----------------------------------------------------------
          Scott D. Roulston, President


        ROULSTON RESEARCH CORP.


     By  Charles Kiraly               Secretary
-----------------------------------------------------
        (Name)                                 (Title)

                                       B-1
                                                         Dated: October 25, 2001


                                   Schedule B
                                     to the
                             Distribution Agreement
                           between Roulston Funds and
                             Roulston Research Corp.
                             dated October 25, 2001




Name of Plan Fund                                             Date

Roulston Growth Fund                                          October 25, 2001

Roulston Growth and Income Fund                               October 25, 2001

Roulston Government Securities Fund                           October 25, 2001

Roulston Emerging Growth Fund                                 October 25, 2001

Roulston International Equity Fund                            October 25, 2001




      ROULSTON FUNDS


     By    /s/
   -------------------------------------------------------
     Scott D. Roulston, President



     ROULSTON RESEARCH CORP.


  By   Charles Kiraly                   Secretary
-----------------------------------------------------
     (Name)                                 (Title)

                                       C-1
                                                         Dated: October 25, 2001

                                   Schedule C
                                     to the
                             Distribution Agreement
                           between Roulston Funds and
                             Roulston Research Corp.
                             dated October 25, 2001

               [Insert Distribution and Shareholder Service Plan]